                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT


     This Agreement (as it may be amended from time to time hereafter, the "Agreement"), dated this 25th day of October, 1996, between The Utility Supply Group, Inc., a Georgia Corporation (the "Company"), and Harry K. Hornish, Jr. (the "Employee").

     The Employee has been employed as the President of the Company, which is a wholly-owned subsidiary of USG Holding Corporation (the "Parent"). The Company is being acquired by United States Filter Corporation ("U.S. Filter") through the merger of a subsidiary of U.S. Filter (the "Merger Subsidiary") with and into the Parent pursuant to an Agreement and Plan of Merger, dated as of September 6, 1996, among the Parent and its then current stockholders, U.S. Filter and the Merger Subsidiary (the "Merger"). Upon the effectiveness of the Merger, the separate existence of the Merger Subsidiary shall cease, the Parent shall continue as the surviving corporation and the Company shall become an indirect subsidiary of U.S. Filter. The Company desires that the Employee continue in its employ following the Merger, and the Employee desires to accept such employment, on the terms and conditions set forth below.

     In consideration of the mutual agreements hereinafter set forth, the Company and the Employee hereby agree as follows:

     1.   Former Employment Agreement. As a condition precedent to the
          ---------------------------
effectiveness of the Merger, the Employee has tendered his resignation as an officer and director of the Parent and the Company. The Employee acknowledges that such resignation constitutes a termination by mutual agreement between the Company and him pursuant to Section 4(a)(v) of the Employment and Confidentiality Agreement dated May 31, 1994 between the Company and him (the "Former Employment Agreement") and that his covenants in Sections 5 and 6 of the Former Employment Agreement shall survive such termination in accordance with
Section 4(b) thereof and shall not be affected by the Merger or this Agreement, except as provided in the following sentence. The Company and the Employee agree that the provisions of Sections 5 and 6 of the Former Employment Agreement shall be deemed amended to the extent necessary to permit the employee's employment as contemplated hereby.

     2.   Term and Location.  The Company agrees to employ the Employee, and the
          -----------------
Employee shall serve the Company, for the period beginning upon the effectiveness of the Merger and ending at the close of business on March 31, 1999 (the "Term"). The Employee shall report to and shall perform the duties assigned from time to time by the Chairman (the "Chairman") of the Board of Directors of the Company (the "Board") or his designee, and as are provided in the Bylaws of the Company as then in effect. The Employee is engaged initially with the title and functions of Executive Vice President of the Company; provided, however, that nothing herein shall preclude the Chairman or his designee from changing the Employee's title and duties, including without limitation (i) expanding the scope of Employee's duties and responsibilities to include other businesses heretofore or hereafter conducted or acquired by the Company, U.S. Filter or any of their respective Affiliates (as defined below) or
(ii) causing the Employee to render services to any Affiliate of U.S. Filter other than the Company. For purposes of this Agreement, "Affiliate" means with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with, such person or entity. For purposes of the definition of "Affiliate" the term "control" (and its derivatives), when used with respect to any specified person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

     3.   Duties. During the Term and consistent with his position, the Employee
          ------
shall (i) devote the whole of his working effort, time, attention and skill to his duties hereunder, (ii) faithfully, loyally and industriously perform such duties and exercise such powers as may be from time to time assigned to him by the Chairman, his designee or the By-laws of the Company, (iv) diligently adhere to and implement the directions and policies of the Chairman, the Company, the Parent and U.S. Filter, and (v) use his best efforts to promote the interests of the Company, the Parent, U.S. Filter and their respective Affiliates.

     4.   Compensation, Benefits and other Payments.
          -----------------------------------------

          a. During the Term, the Employee shall be paid a base salary of two hundred fifty thousand dollars ($250,000) per annum. The Employee's salary shall be payable in accordance with the employer's then prevailing payroll practices.

          b. During the Term, the Employee shall be eligible to receive cash performance bonuses as follows:

               (i) From the effectiveness of the Merger through December 31, 1996 (the "First Bonus Period"), the Employee shall be eligible to receive a cash bonus of up to $100,000; provided that the Company attains the objectives upon which the employee's bonus for calendar year 1996 had been based prior to the Merger under the Former Employment Agreement.

               (ii) For the fifteen-month period from January 1, 1997 through March 31, 1998 (the "Second Bonus Period") and for the twelve-month period from April 1, 1998 through March 31, 1999 (the "Third Bonus Period" and each of the First, Second and Third Bonus Periods, a "Bonus Period"), the Employee shall be eligible to receive a cash bonus of up to $125,000 for the Second Bonus Period and up to $100,000 for the Third Bonus Period based upon the Company's attainment during such Bonus Period of specified performance objectives to be established pursuant to clause (iv) below (the "Company Performance Objectives").

               (iii) For each of the Second and Third Bonus Periods, the Employee shall be eligible to receive, in addition to any bonus payable pursuant to clause (ii) above, a cash bonus of up to a maximum of 35% of his base salary paid pursuant to Paragraph 4.a., based upon the attainment during such Bonus Period by the Company, combined with any other distribution business conducted by or through U.S. Filter or any of its Affiliates that report to the Employee or for which the Employee otherwise has supervisory responsibility, of specified performance objectives for such combined businesses to be established pursuant to clause (iv) below (the "Combined Performance Objectives" and together with the Company Performance Objectives, the "Performance Objectives").

               (iv) Subject to the following sentence, the Performance Objectives that shall apply to each of the Second and Third Bonus Periods shall be established no later than March 31 of 1997 and 1998, respectively, by good faith agreement of the parties. In the event that, at any time after the establishment of Performance Objectives for a Bonus Period, the scope of Employee's responsibilities and duties are expanded to include businesses other than that theretofore conducted by the Company, the parties shall adjust the Performance Objectives applicable to the Bonus Period in which such expansion occurs in such manner as may be appropriate in their good faith judgment such that the Performance Objectives, as so adjusted, properly reflect such expansion.

               (v) Any cash bonus payable to the Employee pursuant to subparagraph b. above shall be paid by check, or upon the request of the Employee by direct deposit in an account designated by the Employee for such purpose, in the amount thereof within 120 days following the end of the applicable Bonus Period.

          c. The Employee shall be eligible to participate in U.S. Filters' 1991 Employee Stock Option Plan, subject to all of the applicable terms and conditions of such Plan.

          d. The Employee shall be entitled to such vacation time, sick leave, perquisites of office, fringe benefits, insurance coverage, retirement and savings plans, other employee benefit and welfare plans, and other terms and conditions of employment as the Company generally provides to its employees having rank comparable to the Employee, subject to the applicable provisions of such arrangement.

     5.   Termination of Employment.  Unless terminated in accordance with the
          -------------------------
provisions of this Paragraph 5, the Company shall continue to employ the Employee and the Employee shall continue to work for the Company, during the Term.

          a. The Employee's employment shall terminate automatically upon the death of the Employee.

          b. The Company may terminate the Employee's employment if, due to a physical or mental condition as certified by a physician selected by the Company, the Employee has not substantially performed his duties hereunder for a period of ninety (90) consecutive days.

          c. The Company may terminate the Employee's employment at any time for cause. For purposes of this Agreement, "cause" shall mean (i) a default or other breach by the Employee of his obligations or representations under this Agreement if the Chairman or his designee notifies the Employee of such default or other breach in writing and the Employee fails to cure such default or other breach within five days after such written notice has been given; (ii) misconduct, disloyalty, dishonesty, insubordination or other deliberate act or omission by the executive detrimental or damaging in a significant way to the business or the good will of the Company or any of its Affiliates or materially damaging to the Company's relationships, or the relationships of the Company's Affiliates, with customers, suppliers or employees; (iii) fraud, embezzlement, misappropriation, dishonesty or breach of trust; (iv) a felony or a crime of moral turpitude; (v) a failure or refusal by the Employee to perform any or all such Employee's duties and responsibilities hereunder if the Chairman or his designee notifies the Employee of such failure or refusal in writing and the Employee fails to cure such failure or refusal within five days after such written notice has been given; or (vi) gross negligence by the Employee in the performance of any or all of such Employee's duties and responsibilities.

          d. Upon termination pursuant to subparagraph a. b. or c. above, the Company shall pay the Employee or his estate any salary earned and unpaid to the date of termination.

     6.   Confidential Information. The Employee shall not divulge or
          ------------------------
communicate to any person (except in performing his duties under this Agreement) or use for his own purposes any trade secrets, confidential commercial information, or any other information, knowledge or data of the Company, the Parent, U.S. Filter or any of their respective Affiliates which is not generally known to the public.

     7.   Limitation on Inducements. The Employee agrees that neither he nor any
          -------------------------
entity controlled by him shall for a period of one year after the termination of his employment with the Company, employ any person who was employed by the Company, the Parent, U.S. Filter or any of U.S. Filter's other Affiliates or induce such person to accept employment other than with the Company, the Parent, U.S. Filter or any of U.S. Filter's other Affiliates.

     8.   Proprietary Information.  The Employee agrees that any and all
          -----------------------
improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively "Work Products") within the scope of any business of the Company or any of its Affiliates which the Employee may conceive or make or have conceived or made during his employment with the Company or such Affiliate shall be and are the sole and exclusive property of the Company or such Affiliate. The Employee shall, whenever requested to do so by the Company or such Affiliate and without any obligation on the part of the Company or such Affiliate to pay any royalty or other compensation to the Employee, at the Company's or such Affiliate's expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company or such Affiliate may deem necessary or appropriate (i) in order to assign, transfer, convey or otherwise make available to the Company or such Affiliate the sole and exclusive right, title and interest in and to any Work Product or (ii) in order to apply for, obtain, maintain, enforce or defend letters patent in the United States or in any foreign country for any Work Product.

     9.   Withholding. All amounts paid to the Employee hereunder, including
          -----------
without limitation pursuant to Paragraph 4, shall be subject to such deductions and withholdings as are required by law or by policies of the employer.

     10.  Notices. Any notice or other communication required or permitted under
          -------
this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

               If to the Company:

               c/o United States Filter Corporation
               40-004 Cook Street
               Palm Desert, CA  92211
               Attention:  Chief Executive Officer

               With a copy to:

               Damian C. Georgino, Esq.
               Vice President, General Counsel
               and Secretary
               United States Filter Corporation
               40-004 Cook Street

               Palm Desert, CA  92211


               If to the Employee:

               Harry K. Hornish, Jr.
               428 Woodfall
               Waco, TX  76712

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     11.  Amendment. This Agreement may be amended only by an instrument in
          ---------
writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     12.  Non-Assignment. This Agreement is binding on and is for the benefit of
          --------------
the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employee. This Agreement and the rights and obligations of the Company hereunder may be assigned or otherwise transferred by the Company to any of its Affiliates, either contractually or by operation of law. Effective upon any such assignment or transfer, the Company shall be released from all liability hereunder; provided that the Company's assignee or successor agrees to be, or by operation of law becomes, bound hereby.

     13.  Interpretation. If any provision of this Agreement, or portion thereof
          --------------
is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

     14.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Delaware, other than the conflict of laws provisions thereof.

     15.  Representation. The Employee represents and warrants that he is not
          --------------
party to any agreement nor otherwise subject to any restriction which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        Utility Supply Group, Inc.


                                        /s/ Damian C. Georgino
                                        -------------------------
                                        Damian C. Georgino
                                        Vice President



                                        Harry K. Hornish, Jr.


                                        /s/ Harry K. Hornish, Jr.
                                        -------------------------